                    PARTICIPATION AGREEMENT

                         AMENDMENT NO. 2

This Amendment No 2 to the Participation Agreement and Schedule thereto is made as of March 15, 1999, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Participation Agreement referred to below.

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement dated February 17, 1998; and

WHEREAS, the Trust, the Distributor and the Company desire to add an additional separate account to schedule 1 and two additional Contracts to Schedule 2.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Participation Agreement and Schedule, pursuant to the terms of the Participation Agreement, as follows:

1. Schedule 1 of the Participation Agreement is hereby amended to add Variable Account I as follows:



                                    Date Established by
 Name of Account and                Board of Directors of         SEC1940 Act                    Type of Product
 Subaccounts                        the Company                   Registration Number            Supported by Account
 -----------------------            ---------------------         -------------------            --------------------
 Sun Life of Canada U.S.            December 1, 1998              811-09137                      Combination
 Variable Account I                                                                              Fixed/Variable Life
                                                                                                 Insurance

2. Schedule 2 of the Participation Agreement is hereby amended add the Futurity Focus Contract and to add the Futurity Variable Universal Life Insurance Contract as follows:



                                  SEC 1933 Act
 Policy Marketing Name            Registration Number              Contract Form Number             Annuity or Life
----------------------            -------------------              --------------------             ---------------
 Futurity Focus                   333-0527                         RC-MVA-CONT-96                   Annuity
                                                                   RC-MVA-CERT-96

 Futurity Variable Universal      333-68601                        FPVUL-1999                       Life
 Life Insurance

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Agreement and Schedules 1 and 2 thereto.

                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                            (Trust)



                    By:
                        -----------------------------------------
                         Name:     Michael J. Richman
                         Title:    Secretary

                    GOLDMAN, SACHS & CO.
                         (Distributor)



                    By:
                        -----------------------------------------
                         Name:     Valerie A. Zondorak
                         Title:    Vice President



                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                            (Company)



                    By:
                        -----------------------------------------
                         Name:
                         Title: